MEMO

TO:      File

FROM:    Michelle Rosenberg

SUBJECT: Item 77(i):  Form N-SAR for Variable Insurance Products Fund
         III

DATE:    August 14, 2000

Pursuant to a Board approved vote on December 16, 1999, Variable
Insurance Products Fund III commenced a new series of shares Service Class 2 on January 12, 2000.